1
Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT
THIS AMENDMENT effective as of May 1, 2024 (the “Effective Date”) to the Custody
Agreement dated as of August 10, 2023 (the "Agreement"), is entered into by and between
Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Congress Funds and U.S. Bank N.A., a national banking association (the
"Custodian").
RECITALS
WHEREAS, the parties entered into the Agreement;
WHEREAS, the parties had previously entered into an Amended and Restated Custody
Agreement, dated May 15, 2013 (the “AR Custody Agreement”);
WHEREAS, the parties desire to amend the fee schedules in the Agreement for the
Exhibit for Congress;
WHEREAS, the parties desire to amend the Agreement to add the following mutual funds and applicable fees from the AR Custody Agreement to the Exhibit for Congress:
•Congress Large Cap Growth Fund
•Congress Mid Cap Growth Fund
•Congress Small Cap Growth Fund
WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for Congress in the Agreement is hereby superseded and replaced with the Exhibit for Congress attached hereto.
2.Exhibit K to the AR Custody Agreement is hereby superseded and replaced by the
Exhibit attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: _____________________________	By: _____________________________

Name: ___________________________	Name: ___________________________

Title: ____________________________	Title: ____________________________

Date: ____________________________	Date: ____________________________

2
Exhibit for Congress
Professionally Management Portfolios Custody Agreement
Name of ETF (Fees Applicable to ETFs)
Congress Large Cap Growth ETF
Congress SMid Cap Growth ETF
Custody Fee Schedule effective for an initial term of three (3) years beginning on the Effective
Date and renews annually thereafter.
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Congress Asset
Management Company, LLP (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund[1,2]	Basis Points on Trust AUM[1,2]
All Funds $___	___ on first $___
___ on balance
See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

3
APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$___ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$___ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$___ – Option/SWAPS/future contract written, exercised or expired
$___ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$___ – Physical security transaction
$___ – Check disbursement (waived if U.S. Bank is Administrator)
$___ Manual instructions fee. (Additional Per Securities and Cash Transactions)
$___ Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$___ Per Non-USD wire.
$___ Per 3rd party FX settled at U.S. Bank
$___ Monthly charge on zero valued securities (Per ISIN)
$___ Per Proxy Vote cast.
$___ Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$___ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – ___% of gross proceeds, $___ minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$___ per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus ___%, unless a line of credit is in place
Third Party lending - Additional fees will apply
1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

4
Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard ___ basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at
Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	___
AUSTRALIA	AU	___
BELGIUM	BE	___
CANADA	CA	___
CHILE	CL	___
CZECH REPUBLIC	CZ	___
DENMARK	DK	___
FINLAND	FI	___
FRANCE	FR	___
GERMANY	DE	___
GREECE	GG	___
HOLLAND	NL	___
HONG KONG	HK	___
HUNGARY	HU	___
ISRAEL	IL	___
ITALY	IT	___
JAPAN	JP	___
LUXEMBOURG	LU	___
MEXICO	MX	___
NEWZEALAND	NZ	___
NORWAY	NO	___
PERU	PE	___
POLAND	PL	___
PORTUGAL	PT	___
ROMANIA	RO	___
RUSSIA	RU	___
SINGAPORE	SG	___
SLOVAK REPUBLIC	SK	___
SLOVENIA	SI	___
SPAIN	ES	___
SOUTH-AFRICA	ZA	___
SWEDEN	SE	___
SWITZERLAND	CH	___
THAILAND	TH	___
UNITED KINGDOM	GB	___

5
APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $___ per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades1. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $___ per annum
U.S. Domestic Filing: $___ per annum (Only ADRs)
3rd Party Tax Service Provider: $___ per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.
1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

6
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	__	$__	Hong Kong	__	$__	Poland	__	$__
Australia	__	$__	Hungary	__	$__	Portugal	__	$__
Austria	__	$__	Iceland	__	$__	Qatar	__	$__
Bahrain	__	$__	India	__	$__	Romania	__	$__
Bangladesh	__	$__	Indonesia	__	$__	Russia	__	$__
Belgium	__	$__	Ireland	__	$__	Saudi Arabia	__	$__
Bermuda	__	$__	Israel	__	$__	Serbia	__	$__
Botswana	__	$__	Italy	__	$__	Singapore	__	$__
Brazil	__	$__	Japan	__	$__	Slovakia	__	$__
Bulgaria	__	$__	Jordan	__	$__	Slovenia	__	$__
Canada	__	$__	Kenya	__	$__	South Africa	__	$__
Chile	__	$__	Kuwait	__	$__	South Korea	__	$__
China Connect	__	$__	Latvia	__	$__	Spain	__	$__
China (B Shares)	__	$__	Lithuania	__	$__	Sri Lanka	__	$__
Colombia	__	$__	Luxembourg	__	$__	Sweden	__	$__
Costa Rica	__	$__	Malaysia	__	$__	Switzerland	__	$__
Croatia	__	$__	Malta	__	$__	Taiwan	__	$__
Cyprus	__	$__	Mauritius	__	$__	Tanzania	__	$__
Czech Republic	__	$__	Mexico	__	$__	Thailand	__	$__
Denmark	__	$__	Morocco	__	$__	Tunisia	__	$__
Egypt	__	$__	Namibia	__	$__	Turkey	__	$__
Estonia	__	$__	Netherlands	__	$__	UAE	__	$__
Euroclear (Eurobonds)	__	$__	New Zealand	__	$__	Uganda	__	$__
Euroclear (Non- Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	__	$__	Ukraine	__	$__
Finland	__	$__	Norway	__	$__	United Kingdom	__	$__
France	__	$__	Oman	__	$__	Uruguay	__	$__
Germany	__	$__	Pakistan	__	$__	Vietnam	__	$__
Ghana	__	$__	Panama	__	$__	West African Economic Monetary Union (WAEMU)*	__	$__
Greece	__	$__	Peru	__	$__	Zambia	__	$__
			Philippines	__	$__	Zimbabwe	__	$__
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

7
Exhibit for Congress
Professionally Management Portfolios Custody Agreement
Name of Fund (Fees Applicable to Mutual Funds)
Congress Large Cap Growth Fund
Congress Mid Cap Growth Fund
Congress Small Cap Growth Fund
Custody Services Fee Schedule effective for an initial term of three (3) years beginning on the Effective Date and renews annually thereafter.
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
____ basis points on first $___
____ basis points on next $___
____ basis points on balance
Minimum annual fee per fund – $____
Plus portfolio transaction fees
Portfolio Transaction Fees
$___ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$___ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-
depository transaction
$___ – Option/SWAPS/future contract written, exercised or expired
$___ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$___ – Physical security transaction
$___ – Check disbursement (waived if U.S. Bancorp is Administrator)
$___ Manual instructions fee. (Additional Per Securities and Cash Transactions)
$___ Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$___ Per Non-USD wire.
$___ Per 3rd party FX settled at U.S. Bank
$___ Monthly charge on zero valued securities (Per ISIN)
$___ Per Proxy Vote cast.
$___ Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$___ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – ___% of gross proceeds, $___ minimum recovery.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus ___% unless a line of credit is in place.
Third Party lending - Additional fees will apply
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI waived for first 12 months.
Fees are calculated pro rata and billed monthly.

8
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transactio n fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	__	$__	Hong Kong	__	$__	Poland	__	$__
Australia	__	$__	Hungary	__	$__	Portugal	__	$__
Austria	__	$__	Iceland	__	$__	Qatar	__	$__
Bahrain	__	$__	India	__	$__	Romania	__	$__
Bangladesh	__	$__	Indonesia	__	$__	Russia	__	$__
Belgium	__	$__	Ireland	__	$__	Saudi Arabia	__	$__
Bermuda	__	$__	Israel	__	$__	Serbia	__	$__
Botswana	__	$__	Italy	__	$__	Singapore	__	$__
Brazil	__	$__	Japan	__	$__	Slovakia	__	$__
Bulgaria	__	$__	Jordan	__	$__	Slovenia	__	$__
Canada	__	$__	Kenya	__	$__	South Africa	__	$__
Chile	__	$__	Kuwait	__	$__	South Korea	__	$__
China Connect	__	$__	Latvia	__	$__	Spain	__	$__
China (B Shares)	__	$__	Lithuania	__	$__	Sri Lanka	__	$__
Colombia	__	$__	Luxembourg	__	$__	Sweden	__	$__
Costa Rica	__	$__	Malaysia	__	$__	Switzerland	__	$__
Croatia	__	$__	Malta	__	$__	Taiwan	__	$__
Cyprus	__	$__	Mauritius	__	$__	Tanzania	__	$__
Czech Republic	__	$__	Mexico	__	$__	Thailand	__	$__
Denmark	__	$__	Morocco	__	$__	Tunisia	__	$__
Egypt	__	$__	Namibia	__	$__	Turkey	__	$__
Estonia	__	$__	Netherlands	__	$__	UAE	__	$__
Eswatini	__	$__	New Zealand	__	$__	Uganda	__	$__
Euroclear (Eurobonds)	__	$__	Nigeria	__	$__	Ukraine	__	$__
Euroclear (Non- Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	__	$__	United Kingdo m	__	$__
Finland	__	$__	Oman	__	$__	Uruguay	__	$__
France	__	$__	Pakistan	__	$__	Vietnam	__	$__
Germany	__	$__	Panama	__	$__	West African Economic Monetary Union (WAEMU)**	__	$__
Ghana	__	$__	Peru	__	$__	Zambia	__	$__
Greece	__	$__	Philippines	__	$__	Zimbabwe	__	$__
* Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE
REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

9
Global Custody Base Fee
A monthly base fee of $___ per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.
Global Custody Tax Services:
Global Filing: $___ per annum
U.S. Domestic Filing: $___ per annum (Only ADRs)
3rd Party Tax Service Provider: $___ per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.
Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

10
Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	__
AUSTRALIA	AU	__
BELGIUM	BE	__
CANADA	CA	__
CHILE	CL	__
CZECH REPUBLIC	CZ	__
DENMARK	DK	__
FINLAND	FI	__
FRANCE	FR	__
GERMANY	DE	__
GREECE	GG	__
HOLLAND	NL	__
HONG KONG	HK	__
HUNGARY	HU	__
ISRAEL	IL	__
ITALY	IT	__
JAPAN	JP	__
LUXEMBOURG	LU	__
MEXICO	MX	__
NEWZEALAND	NZ	__
NORWAY	NO	__
PERU	PE	__
POLAND	PL	__
PORTUGAL	PT	__
ROMANIA	RO	__
RUSSIA	RU	__
SINGAPORE	SG	__
SLOVAK REPUBLIC	SK	__
SLOVENIA	SI	__
SPAIN	ES	__
SOUTH-AFRICA	ZA	__
SWEDEN	SE	__
SWITZERLAND	CH	__
THAILAND	TH	__
UNITED KINGDOM	GB	__
UNITED STATES	US	__

11
Adviser’s signature below is solely in acknowledgment of the above fee schedules and
Exhibit for Congress.
CONGRESS ASSET MANAGEMENT COMPANY, LLP
By:
Name:
Title:
Date: